EXHIBIT 5.1

666 Third Avenue New York, New York 10017 212-935-3000 212-983-3115 fax www.mintz.com

July 10, 2015

Cyclacel Pharmaceuticals, Inc.

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

Ladies and Gentlemen:

This opinion is furnished to you in connection with the sale and issuance by Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), having an aggregate offering price of up to $8,350,000, in a public offering pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-187801), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on April 8, 2013 and that, as amended, was declared effective by the Commission on April 22, 2013 (the “Registration Statement”), the related prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the shares of Common Stock to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). All of the shares of Common Stock are to be issued and sold by the Company as described in the Registration Statement and Prospectus and pursuant to that certain Controlled Equity OfferingSM Sales Agreement, dated July 10, 2015, by and between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement”). The Sales Agreement has been filed as exhibit 10.1 to a Current Report on Form 8-K dated July 10, 2015, as filed with the Commission on the date hereof and incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the shares of Common Stock, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Sales Agreement, will be validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Francisco | San Diego | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

July 10, 2015

Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the shares of Common Stock under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.